EXHIBIT 21
NEWELL RUBBERMAID INC. AND SUBSIDIARIES
SIGNIFICANT SUBSIDIARIES

STATE OR JURISDICTION OF
NAME	ORGANIZATION
Berol Corporation	Delaware

Berol Pen Company	North Carolina

Brickhouse Collection Company	Delaware

Calphalon Corporation	Ohio

Ember Investment Corporation	Delaware

Furth Corporation	Delaware

Goody Products, Inc.	Delaware

Graco Children’s Products Inc.	Delaware

Irwin Industrial Tool Company	Delaware

Loral Corporation	Delaware

Marsty Holdings Inc.	Delaware

Marsty L.L.C	Delaware

Newell Finance Company	Delaware

Newell Investments Inc.	Delaware

Newell Operating Company	Delaware

Newell Rubbermaid Finance LLC	Delaware

Newell Window Furnishings, Inc.	Delaware

NRI Insurance Company	Vermont

Rubbermaid Europe Holding Inc.	Delaware

Rubbermaid Incorporated	Ohio

Rubbermaid Texas Limited	Texas

Rubfinco Inc.	Delaware

Sanford Brands Venezuela, L.L.C.	Delaware

Sanford, L.P.	Illinois

Terbal Corporation	Delaware

Irwin Industrial Tool Company Pty. Ltd.	Australia

Newell Australia Pty. Ltd.	Australia

DYMO BVBA	Belgium

DYMO Finance SPRL	Belgium

DYMO Holdings SPRL	Belgium

Irwin Industrial Tool Ferramentas do Brasil Ltda.	Brazil

Newell Industries Canada Inc.	Canada

NR Capital Co.	Canada

NR Investment Co.	Canada

Newell Rubbermaid Caymans Holding Co.	Cayman Islands

Sanford Colombia S.A.	Colombia

Irwin Industrial Tool Company A/S	Denmark

Newell Investments France SAS	France

Reynolds SAS	France

Sanford Ecriture SAS	France

Waterman SAS	France

Irwin Industrial Tools GmbH	Germany

Sanford GmbH	Germany

Sanford Italy S.r.l.	Italy

Mirado SA	Luxembourg

Newell Luxembourg Finance S.a.r.l.	Luxembourg

Newell Mauritius Holding Company	Mauritius

STATE OR JURISDICTION OF
NAME	ORGANIZATION
Comercial Berol, S. de R.L. de C.V.	Mexico

Newell Rubbermaid Nederland B.V.	Netherlands

Newell Tools Netherlands B.V.	Netherlands

Newell Rubbermaid Poland SA	Poland

Newell International Finance Co.	Scotland

Newell (1995)	United Kingdom

Newell Holdings Limited	United Kingdom

Newell Limited	United Kingdom

Parker Pen Company	United Kingdom

Parker Pen Holdings	United Kingdom

Polyhedron Holdings Limited	United Kingdom

Sanford Brands Venezuela	Venezuela